UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland	84-1477939
(State of Incorporation	(I.R.S. Employer
or organization)	Identification No.)

7887 East Belleview Avenue, Suite 200, Englewood, Colorado 80111

(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Rights to Purchase Series B Junior	New York Stock Exchange
Participating Preferred Stock
(pursuant to Rights Agreement, dated
as of July 11, 2006)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A  (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A originally filed with the Securities and Exchange Commission on July 11, 2006 (the “Form 8-A”).

Item 1.                    Description of Registrant’s Securities to be Registered.

On January 23, 2007, Affordable Residential Communities Inc., a Maryland corporation (the “Company”), amended the Rights Agreement, dated as of July 11, 2006 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company.  A description of Amendment No. 1 to Rights Agreement is contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2007, and is incorporated herein by reference.  In addition, Item 1 of the Form 8-A, which is incorporated herein by reference, is hereby amended by replacing the first sentence of the fourth paragraph of such Item with the following:

“The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on January 24, 2007.”

Item 2.                    Exhibits.

1.                                                                                       Rights Agreement, dated as of July 11, 2006, by and between the Company and American Stock Transfer & Trust Company, including the Form of Rights Certificate attached as Exhibit B thereto and the Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 11, 2006).

2.                                                                                       Amendment No. 1 to Rights Agreement, dated as of January 23, 2007, by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 23, 2007).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
	Name:	Scott L. Gesell
	Title:	Executive Vice President

Date:  January 23, 2007

EXHIBIT INDEX

Exhibit No.	Description
1

Rights Agreement, dated as of July 11, 2006, by and between the Company and American Stock Transfer & Trust Company, including the Form of Rights Certificate attached as Exhibit B thereto and the Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 11, 2006).

2

Amendment No. 1 to Rights Agreement, dated as of January 23, 2007, by and between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 23, 2007).